Exhibit 99(a)

Windstream reports fourth quarter, full-year 2011 results

•	Total revenues were $1.6 billion for the fourth quarter, an increase of 0.7 percent year-over-year on a pro forma basis

•	Adjusted OIBDA was $612 million for the fourth quarter, an increase of 0.4 percent year-over-year on a pro forma basis

•	Business service revenues were $888 million for the fourth quarter, up 2.5 percent from the same period a year ago on a pro forma basis

•	Consumer broadband revenues were $118 million for the quarter, up 7 percent year-over-year on a pro forma basis

Release date: Feb. 22, 2012

LITTLE ROCK, Ark. -- Windstream Corp. (Nasdaq:WIN) showed improved financial trends in its fourth-quarter and full-year 2011 results, driven by growth in business service and consumer broadband revenues.
"2011 was an incredibly successful year for Windstream," said Jeff Gardner, president and chief executive officer. "As a result of solid execution in our legacy business, coupled with our targeted acquisition approach, we significantly improved the financial trajectory of our company and reached a significant milestone of growing pro forma revenue and Adjusted OIBDA during the fourth quarter on a year-over-year basis, giving us great momentum heading into 2012."
Windstream acquired PAETEC, a leading national business services provider, in the fourth quarter of 2011. The transaction added more than 36,000 miles of fiber to Windstream's network and seven data centers, significantly enhancing the company's ability to serve business customers.
"Together we are a much stronger company with an expansive fiber network, an attractive product portfolio and an outstanding business sales team, positioning Windstream for success in the enterprise space on a national level," Gardner said.
Throughout 2011, Windstream also continued to invest in high-growth initiatives that will help grow revenue and cash flow during 2012 and beyond. The company's aggressive fiber-to-the-tower program serves wireless carriers' need for greater bandwidth to accommodate increasing wireless data usage. At the same time, Windstream continued to capitalize on the burgeoning demand for data management services by expanding its data center operations to 21 data centers now offering managed services and cloud computing.
Pro forma total revenues, which include results for PAETEC and other recent acquisitions, were $1.6 billion for the fourth quarter, an increase of 0.7 percent over the same period a year ago, and Adjusted Operating Income Before Depreciation and Amortization (OIBDA) was $612 million, an increase of 0.4 percent. Adjusted OIBDA removes the impact of restructuring charges, pension expense and stock-based compensation.
Windstream's full-year pro forma total revenues were $6.2 billion, a decline of 0.3 percent from 2010, and adjusted OIBDA was $2.4 billion, an increase of 1.2 percent.
Pro forma business service revenues were $888 million for the fourth quarter, up 2.5 percent from the same period a year ago. For the full year, business service revenues were $3.5 billion, an increase of 1.8 percent.
"Our sales team is doing a fantastic job selling our enhanced suite of business products, including data, voice, network and cloud services. We have created a robust platform of services and continue to strengthen our competitive position in the enterprise space," Gardner said.

Exhibit 99(a)

Pro forma consumer service revenues were $341 million for the quarter, down 2.5 percent from the same period in 2010. For the full year, consumer service revenues were $1.4 billion, a decrease of 2.6 percent.
Pro forma consumer broadband revenues were $118 million for the quarter, up 7 percent from the same period in 2010. For the full year, consumer broadband revenues were $464 million, an increase of 9 percent.
"Our consumer team had another solid year and showed continued improvement in financial trends," Gardner said. "We will continue to compete aggressively for residential broadband customers and maintain our focus on meeting consumers' demand for incremental broadband services and faster speeds, which will grow average revenue per user."
Business and consumer broadband revenues represented approximately 67.4 percent of Windstream's fourth quarter pro forma total revenues.
In the fourth quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported consolidated revenue of $1.2 billion, operating income of $100 million and a net loss of $31.9 million, or 6 cents per share. That compares to net income of $57 million, or 10 cents per share, on total revenues of $981 million during the same period in 2010.
GAAP results include a pre-tax non-cash pension charge of approximately $163 million, or $103 million after-tax, during the fourth quarter due to previously announced changes in the company's pension accounting method. In addition, results include approximately $23 million in after-tax merger and integration expense and an after-tax loss of roughly $7 million related to the early extinguishment of debt. Excluding all of these items, adjusted earnings per share would have been 19 cents for the fourth quarter.
For all of 2011 under GAAP, Windstream reported net income of $172 million, or 33 cents per share, on total revenues of $4.3 billion. That compares to net income of $313 million, or 66 cents per share, on total revenues of $3.7 billion during the same period in 2010.
In 2011, Windstream generated $784 million in adjusted free cash flow, resulting in a dividend payout ratio of 65 percent. Adjusted free cash flow reflects the combined operations of Windstream and its acquisitions for the periods following their respective acquisition dates as reported under GAAP, excluding merger and integration expense, minus cash interest, cash taxes and capital expenditures.
Financial outlook for 2012
"We have a tremendous opportunity this year to build on the financial momentum of 2011 and our expanded market presence and network to deliver advanced communications and technology solutions nationwide," Gardner said. "We also have exciting prospects to continue investing for growth through our fiber-to-the-tower program, data center expansion and broadband stimulus projects."
Windstream issued the following financial guidance for 2012:

	2012 Guidance Range	% Change
Pro forma revenues and sales	$6.180 billion – $6.305 billion	(1%) – 1%
Pro forma OIBDA	$2.392 billion – $2.462 billion	7.4% – 10.6%
Pro forma Adjusted OIBDA	$2.430 billion – $2.500 billion	(0.2%) – 2.7%
Adjusted Capex(a)	$950 million – $1.050 billion	6.5% – 17.7%
Cash Tax Refund	$90 million
Cash Paid for Interest(b)	$659 million
Adjusted Free Cash Flow	$840 million – $950 million

(a) Excludes approximately $55 million in expected capital expenditures related to the integration of PAETEC
(b) Includes $29 million of cash interest related to a December 31, 2011 interest payment that was made in early 2012. Normalized cash interest for the year would be $630 million.

Exhibit 99(a)

The company expects a dividend payout ratio of expected adjusted free cash flow between 62 percent and 70 percent in 2012.
Depreciation and amortization expense is expected to be $1.305 billion in 2012.
In addition, Windstream has received Federal Communications Commission approval to proceed with two sales of spectrum that the company obtained in previous acquisitions. As a result, Windstream expects to receive $55 million in proceeds in the first quarter of 2012.
Conference call:
Windstream will hold a conference call at 7:30 a.m. CST today to review the company's fourth-quarter and full-year 2011 earnings results.
To access the call:
Interested parties can access the call by dialing 1-877-374-3977, conference ID 41669018, ten minutes prior to the start time.
To access the call replay:
A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight CST on March 1. The replay can be accessed by dialing 1-855-859-2056, conference ID 41669018.
Webcast information:
The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.
About Windstream
Windstream Corp. (Nasdaq:WIN) is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. Windstream has more than $6 billion in annual revenues and is listed on the S&P 500 index. For more information, visit www.windstream.com.
The Windstream Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7044
Pro forma results adjust results of operations under GAAP to include the acquisitions of NuVox, Inc., Iowa Telecommunications Services, Inc., Hosted Solutions Acquisition, LLC, Q-Comm Corporation and PAETEC Holding Corp., and to exclude all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures on the company's website at www.windstream.com/investors.
Windstream claims the protection of the safe-harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements set forth in this press release. Forward looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream's financial outlook for 2012, expected amount of cash taxes, net cash interest, depreciation and amortization expense, potential revenue growth and capital expenditures for 2012. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Exhibit 99(a)

Factors that could cause actual results to differ materially from those contemplated in Windstream's forward looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream's services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream's debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation;

•	continued access line loss;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below Windstream's expected long term rate of return for plan assets or a significant change in the discount rate;

•	and those additional factors under the caption "Risk Factors" in Windstream's Form 10-K for the year ended Dec. 31, 2010, and in subsequent filings with the Securities and Exchange Commission.
In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.
Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in Windstream's filings with the Securities and Exchange Commission at www.sec.gov.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2011	2010	Amount	%	2011	2010	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,163.7	$957.0	$206.7	22	$4,156.5	$3,621.4	$535.1	15
Product sales	46.1	23.6	22.5	95	129.2	89.3	39.9	45
Total revenues and sales	1,209.8	980.6	229.2	23	4,285.7	3,710.7	575.0	15
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	587.1	371.4	215.7	58	1,685.1	1,327.7	357.4	27
Cost of products sold	36.7	18.0	18.7	104	105.3	74.9	30.4	41
Selling, general, and administrative	207.4	134.4	73.0	54	608.7	495.9	112.8	23
Depreciation and amortization	241.7	190.6	51.1	27	847.5	693.7	153.8	22
Merger, integration and restructuring costs	36.5	32.8	3.7	11	71.1	85.0	(13.9)	(16)
Total costs and expenses	1,109.4	747.2	362.2	48	3,317.7	2,677.2	640.5	24
Operating income	100.4	233.4	(133.0)	(57)	968.0	1,033.5	(65.5)	(6)
Other income (expense), net	2.0	0.7	1.3	186	(0.1)	(3.5)	3.4	97
Loss on early extinguishment of debt	(11.7)	—	(11.7)	(100)	(136.1)	—	(136.1)	(100)
Interest expense	(141.2)	(142.8)	1.6	1	(558.3)	(521.7)	(36.6)	(7)
(Loss) income from continuing operations before income taxes	(50.5)	91.3	(141.8)	(155)	273.5	508.3	(234.8)	(46)
Income taxes	(18.7)	34.8	(53.5)	(154)	101.1	195.6	(94.5)	(48)
(Loss) income from continuing operations	(31.8)	56.5	(88.3)	(156)	172.4	312.7	(140.3)	(45)
Discontinued operations, net of tax	(0.1)	—	(0.1)	(100)	(0.1)	—	(0.1)	(100)
Net (loss) income	$(31.9)	$56.5	$(88.4)	(156)	$172.3	$312.7	$(140.4)	(45)

Weighted average common shares	534.9	485.3	49.6	10	512.7	468.0	44.7	10
Common stock outstanding					586.3	504.3	82.0	16

Basic and diluted earnings per share:
Net (loss) income	($.06)	$.10	($.16)	(160)	$.33	$.66	($.33)	(50)

PRO FORMA RESULTS OF OPERATIONS (A):
Revenues and sales	$1,568.9	$1,558.4	$10.5	1	$6,243.6	$6,259.3	$(15.7)	—
OIBDA (B)	$436.4	$556.0	$(119.6)	(22)	$2,226.8	$2,316.6	$(89.8)	(4)
Adjusted OIBDA (C)	$611.8	$609.4	$2.4	—	$2,434.3	$2,406.0	$28.3	1

(A)
Pro forma results adjusts results of operations under GAAP to include the acquisitions of NuVox Inc. (“NuVox”), Iowa Telecommunications Services, Inc. (“Iowa Telecom”), Hosted Solutions Acquisition, LLC (“Hosted Solutions”), Q-Comm Corporation (“Q-Comm”) and PAETEC Holding Corp ("PAETEC"), and to exclude all merger and integration costs related to strategic transactions. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

(B)	OIBDA is operating income before depreciation and amortization.
(C)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(Units in thousands, dollars in millions)
	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2011	2010	Amount	%	2011	2010	Amount	%
UNDER GAAP:
Consumer Operating Metrics:
Voice lines	1,931.7	2,012.4	(80.7)	(4)
Net voice line losses	(20.0)	(30.2)	10.2	34	(80.7)	(88.2)	7.5	9
High-speed Internet	1,207.8	1,159.1	48.7	4
Net high-speed Internet additions:	8.3	11.4	(3.1)	(27)	48.7	73.5	(24.8)	(34)
Digital television customers	445.8	429.6	16.2	4
Total consumer connections (A)	3,585.3	3,601.1	(15.8)	—

Capital expenditures	$195.4	$141.7	$53.7	38	$702.0	$412.0	$290.0	70

FROM PRO FORMA RESULTS (B):
Consumer Operating Metrics:
Voice lines	1,931.7	2,012.4	(80.7)	(4)
Net voice line losses	(20.0)	(30.2)	10.2	34	(80.7)	(88.2)	7.5	9
High-speed Internet customers	1,207.8	1,159.1	48.7	4
Net high-speed Internet additions	8.3	11.4	(3.1)	(27)	48.7	73.5	(24.8)	(34)
Digital television customers	445.8	429.6	16.2	4
Total consumer connections	3,585.3	3,601.1	(15.8)	—

Capital expenditures	$238.9	$195.1	$43.8	22	$892.0	$647.2	$244.8	38

(A)	Total connections include voice lines, high-speed internet and digital television customers.
(B)
Pro forma results adjusts results of operations under GAAP to include the acquisitions of NuVox, Iowa Telecom, Hosted Solutions, Q-Comm and PAETEC, and to exclude all merger and integration costs related to strategic transactions. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31,	December 31,		December 31,	December 31,
	2011	2010		2011	2010
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$227.0	$42.3	Current maturities of long-term debt	$213.7	$139.2
Restricted cash	21.7	—	Current portion of interest rate swaps	30.5	35.4
Accounts receivable (less allowance for			Accounts payable	296.0	151.3
doubtful accounts of $29.9 and			Advance payments and customer deposits	240.4	150.2
$27.8, respectively)	658.3	373.9	Accrued dividends	148.0	126.5
Income tax receivable	124.1	—	Accrued taxes	117.9	81.3
Inventories	76.5	52.5	Accrued interest	161.8	173.9
Deferred income taxes	232.1	44.8	Other current liabilities	251.2	132.2
Prepaid income taxes	15.3	62.9
Prepaid expenses and other	102.0	60.7	Total current liabilities	1,459.5	990.0
Assets held for sale	61.4	50.6

Total current assets	1,518.4	687.7	Long-term debt and capital lease obligations	8,936.7	7,186.6
			Deferred income taxes	1,851.5	1,696.2
			Other liabilities	646.3	600.1
Goodwill	4,301.7	3,671.2	Total liabilities	12,894.0	10,472.9
Other intangibles, net	2,685.3	2,038.5
Net property, plant and equipment	5,708.1	4,764.2
Other assets	178.6	142.3	SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	1,496.1	855.0
			Accumulated other comprehensive income (loss)	1.9	(24.1)
			Retained earnings	—	—
			Total shareholders' equity	1,498.1	831.0

			TOTAL LIABILITIES AND
TOTAL ASSETS	$14,392.1	$11,303.9	SHAREHOLDERS' EQUITY	$14,392.1	$11,303.9

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Cash Provided from Operations:
Net (loss) income	$(31.9)	$56.5	$172.3	$312.7
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	241.7	190.6	847.5	693.7
Provision for doubtful accounts	16.2	14.9	48.5	48.9
Stock-based compensation expense	6.7	4.8	24.1	17.0
Pension expense	162.9	40.0	166.8	54.1
Deferred income taxes	(6.4)	50.7	175.5	125.1
Unamortized net discount on retired debt	2.9	—	21.2	—
Amortization of unrealized losses on de-designated interest rate swaps	11.8	0.1	49.1	0.6
Gain from postretirement plan termination	—	—	(14.7)	—
Other, net	(1.4)	6.0	11.5	14.8
Pension contribution	—	(0.7)	—	(41.7)
Changes in operating assets and liabilities, net:
Accounts receivable	(15.3)	(14.7)	(64.3)	(42.8)
Income tax receivable	(124.1)	—	(124.1)	—
Prepaid income taxes	111.4	(12.2)	57.1	(46.6)
Prepaid expenses and other	1.5	8.3	(5.6)	4.7
Accounts payable	(8.4)	16.8	23.5	(18.1)
Accrued interest	(44.4)	66.1	(99.1)	26.6
Accrued taxes	(6.0)	(6.0)	0.7	(10.1)
Other current liabilities	(10.5)	(22.2)	(30.3)	(1.1)
Other liabilities	(1.4)	(2.6)	(4.4)	(30.3)
Other, net	7.1	(14.2)	(26.5)	(16.2)
Net cash provided from operations	312.4	382.2	1,228.8	1,091.3
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(195.4)	(141.7)	(702.0)	(412.0)
Broadband network expansion funded by stimulus grants	(12.5)	—	(21.7)	—
Acquisition of NuVox, net of cash acquired	—	—	—	(198.4)
Acquisition of Iowa Telecom, net of cash acquired	—	—	—	(253.6)
Acquisition of Hosted Solutions, net of cash acquired	—	(312.8)	—	(312.8)
Acquisition of Q-Comm, net of cash acquired	—	(279.1)	—	(279.1)
Cash acquired from PAETEC	71.4	—	71.4	—
Changes in restricted cash	(2.7)	—	(11.9)	—
Grant funds received for broadband stimulus projects	3.5	—	4.0	—
Other, net	6.7	(1.2)	8.0	1.6
Net cash used in investing activities	(129.0)	(734.8)	(652.2)	(1,454.3)
Cash Flows from Financing Activities:
Dividends paid on common shares	(128.9)	(120.8)	(509.6)	(464.6)
Repayment of debt	(1,629.5)	(379.8)	(4,780.3)	(1,715.0)
Proceeds of debt issuance	1,775.0	750.0	4,922.0	1,562.0
Debt issuance costs	(9.7)	(10.2)	(30.6)	(21.8)
Other, net	2.4	0.5	6.6	(18.2)
Net cash provided by (used in) financing activities	9.3	239.7	(391.9)	(657.6)
Increase (decrease) in cash and cash equivalents	192.7	(112.9)	184.7	(1,020.6)
Cash and Cash Equivalents:
Beginning of period	34.3	155.2	42.3	1,062.9
End of period	$227.0	$42.3	$227.0	$42.3

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)
(In millions)
		THREE MONTHS ENDED		TWELVE MONTHS ENDED
		December 31,	December 31,	December 31,	December 31,
		2011	2010	2011	2010

Revenues and sales under GAAP		$1,209.8	$980.6	$4,285.7	$3,710.7
Pro forma adjustments:
NuVox revenues and sales prior to acquisition	(B)	—	—	—	57.3
Iowa Telecom revenues and sales prior to acquisition	(B)	—	—	—	109.2
Hosted Solutions revenues and sales prior to acquisition	(B)	—	9.1	—	48.3
Q-Comm revenues and sales prior to acquisition	(B)	—	40.5	—	213.7
Elimination of Windstream revenues from Q-Comm prior to acquisition	(C)	—	(0.4)	—	(1.6)
PAETEC revenues and sales prior to acquisition	(B)	359.8	529.9	1,962.5	2,127.3
Elimination of Windstream revenues from PAETEC prior to acquisition	(C)	(0.7)	(1.3)	(4.6)	(5.6)
Pro forma revenues and sales		$1,568.9	$1,558.4	$6,243.6	$6,259.3

Operating income from continuing operations under GAAP		$100.4	$233.4	$968.0	$1,033.5
Pro forma adjustments:
NuVox pre-acquisition operating income, excluding M&I costs	(B)	—	—	—	4.1
NuVox intangible asset amortization adjustment	(D)	—	—	—	(1.5)
Iowa Telecom pre-acquisition operating income, excluding M&I costs	(B)	—	—	—	23.9
Iowa Telecom intangible asset amortization adjustment	(D)	—	—	—	(11.2)
Hosted Solutions pre-acquisition operating income, excluding M&I costs	(B)	—	2.2	—	10.9
Hosted Solutions intangible asset amortization adjustment	(D)	—	(1.3)	—	(9.0)
Q-Comm pre-acquisition operating income, excluding M&I costs	(B)	—	8.8	—	50.1
Q-Comm intangible asset amortization adjustment	(D)	—	(6.3)	—	(39.1)
PAETEC pre-acquisition operating income, excluding M&I costs	(B)	12.8	22.1	100.2	94.7
PAETEC intangible asset amortization adjustment	(D)	(9.4)	(26.3)	(60.4)	(123.3)
M&I costs	(E)	35.9	25.8	69.8	77.3
Pro forma operating income		139.7	258.4	1,077.6	1,110.4
Depreciation and amortization expense	(E)	241.7	190.6	847.5	693.7
NuVox pre-acquisition depreciation and amortization expense	(F)	—	—	—	9.5
Iowa Telecom pre-acquisition depreciation and amortization expense	(F)	—	—	—	39.1
Hosted Solutions pre-acquisition depreciation and amortization expense	(F)	—	3.4	—	21.1
Q-Comm pre-acquisition depreciation and amortization expense	(F)	—	13.5	—	76.1
PAETEC pre-acquisition depreciation and amortization expense	(F)	55.0	90.1	301.7	366.7
Pro forma OIBDA		436.4	556.0	2,226.8	2,316.6
Other adjustments:
Pension expense	(E)	163.1	39.7	166.3	52.5
Pension expense of Iowa Telecom prior to acquisition	(B)	—	—	—	0.2
Restructuring charges	(E)	0.6	7.0	1.3	7.7
Stock-based compensation	(E)	6.7	5.0	24.1	17.0
Stock-based compensation of NuVox prior to acquisition	(B)	—	—	—	0.1
Stock-based compensation of Iowa Telecom prior to acquisition	(B)	—	—	—	1.8
Stock-based compensation of Hosted Solutions prior to acquisition	(B)	—	(0.2)	—	0.2
Stock-based compensation of PAETEC prior to acquisition	(B)	5.0	1.9	15.8	9.9
Pro forma adjusted OIBDA		$611.8	$609.4	$2,434.3	$2,406.0

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)
(In millions)

		THREE MONTHS ENDED		TWELVE MONTHS ENDED
		December 31,	December 31,	December 31,	December 31,
		2011	2010	2011	2010

Capital expenditures under GAAP		$195.4	$141.7	$702.0	$412.0
Pro forma adjustments:
NuVox capital expenditures prior to acquisition	(B)	—	—	—	3.8
Iowa Telecom capital expenditures prior to acquisition	(B)	—	—	—	8.4
Hosted Solutions capital expenditures prior to acquisition	(B)	—	5.1	—	9.4
Q-Comm capital expenditures prior to acquisition	(B)	—	11.5	—	53.2
PAETEC capital expenditures prior to acquisition	(B)	43.5	36.8	190.0	160.4
Pro forma capital expenditures		$238.9	$195.1	$892.0	$647.2

Exhibit 99(a)

WINDSTREAM CORPORATION
NOTES TO UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States ("GAAP") to be not necessarily indicative of future results.

Completed Acquisitions:

•
On November 30, 2011, the Company completed the acquisition of PAETEC in an all-stock transaction valued at approximately $2.4 billion. PAETEC shareholders received 0.460 shares of our stock for each PAETEC share owned at closing. The Company issued 70.0 million shares and assumed equity awards shares for a total transaction value of $842.0 million, based on our closing stock price on November 30, 2011, and the fair value of the equity awards assumed. The Company also assumed PAETEC's debt, net of cash acquired, of approximately $1,591.3 million, which includes a net premium of $113.9 million based on the fair value of the debt on November 30, 2011 and bank debt of $99.5 million that was repaid on December 1, 2011.

• On December 2, 2010, Windstream completed the acquisition of Q-Comm Corporation ("Q-Comm"). The Q-Comm acquisition provided the Company with increased scale and business revenues, as well as the opportunity for operating synergies with contiguous Windstream markets.
• On December 1, 2010, Windstream completed the acquisition of Hosted Solutions Acquisition, LLC ("Hosted Solutions"). The Hosted Solutions acquisition provided Windstream with five state-of-the-art data centers in Raleigh, N.C., Charlotte, N.C., and Boston, MA which serve more than 600 customers.
• On June 1, 2010, the Company completed the acquisition of Iowa Telecommunications Services, Inc. ("Iowa Telecom"). The Iowa Telecom acquisition added approximately 208,000 incumbent local exchange carrier access lines, 39,000 competitive local exchange carrier access lines, 96,000 high-speed Internet customers and 25,000 digital television customers in Iowa and Minnesota.
• On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”). The NuVox acquisition added approximately 104,000 data and integrated solution connections in complementary markets in 16 states.

As disclosed in the Windstream Form 8-K furnished on February 22, 2012, the Company has presented in this earnings release unaudited pro forma results, which includes results from NuVox, Iowa Telecom, Hosted Solutions, Q-Comm and PAETEC for periods prior to the acquisitions and excludes all merger and integration ("M&I") costs resulting from the completed transactions discussed above. In addition to pro forma adjustments, the Company presented certain measures of its operating performance, excluding the impact of restructuring charges, pension and stock-based compensation. The Company has retrospectively adjusted historical results for 2010 and for the first three quarters of 2011 to reflect its voluntary change in accounting principle for pension benefits. Historically, the Company has recognized actuarial gains and losses as a component of accumulated other comprehensive income in our consolidated balance sheets on an annual basis and amortized them into pension expense over time. On January 25, 2012, the Company furnished an 8-K to reflect its voluntary change in accounting principle to immediately recognize actuarial gains and losses in its operating results in the year in which the gains and losses occur. This change will improve transparency in Windstream’s operating results by more quickly recognizing the effects of economic and interest rate trends on plan investments and assumptions.

Windstream’s purpose for including the results of acquired businesses and for excluding non-recurring items, restructuring charges, pension and stock-based compensation is to improve the comparability of results of operations for the three and twelve month periods ended December 31, 2011, to the results of operations for the same periods of 2010 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results, including pro forma revenues and sales, pro forma OIBDA, pro forma adjusted OIBDA and proforma capital expenditures as key measures of its operational performance. Windstream management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued voice line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier

Exhibit 99(a)

compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for Windstream's competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream's competitive local exchange carrier services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly different than Windstream's expected long term rate of return for plan assets, or significant changes in actuarial estimates impacting our pension liability such as discount rates; changes in federal, state and local tax laws and rates; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2011. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in Windstream's filings with the Securities and Exchange Commission at www.sec.gov.

(A)
Pro forma results adjusts results of operations under GAAP to include the acquisitions of NuVox, Iowa Telecom, Hosted Solutions, Q-Comm and PAETEC, and to exclude M&I costs related to strategic transactions.

(B)	To reflect the pre-acquisition operating results of NuVox, Iowa Telecom, Hosted Solutions, Q-Comm and PAETEC, adjusted to exclude M&I costs.
(C)	To reflect the pre-acquisition elimination of Windstream revenues from entities acquired from Q-Comm and PAETEC.
(D)	To reflect intangible asset amortization of NuVox, Iowa Telecom, Hosted Solutions, Q-Comm and PAETEC, as if the acquisitions had been consummated at the beginning of the periods presented.
(E)	Represents applicable expense as reported under GAAP.
(F)	Represents depreciation and amortization of NuVox, Iowa Telecom, Hosted Solutions, Q-Comm and PAETEC, as adjusted in note (D).